EXHIBIT 10.3

AMENDMENT NO. 5 TO LOAN AGREEMENT

This Amendment No. 5 to Loan Agreement (this “Amendment”), dated as of June 13, 2002, is entered into with reference to the Loan Agreement (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) dated as of October 31, 2000 among Korn/Ferry International, a Delaware corporation (“Borrower”), each lender from time to time a party thereto (each a “Lender” and collectively, the “Lenders”), Bank of America, N.A., as Administrative Agent for itself and the other Lenders (in such capacity, the “Administrative Agent”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement. Section references herein relate to the Loan Agreement unless otherwise stated.

The parties hereto hereby agree with reference to the following facts:

A. The parties hereto have previously modified the terms of the Loan Agreement only by an Amendment No. 1 to Loan Agreement dated as of January 30, 2001, an Amendment No. 2 to Loan Agreement dated as of April 29, 2001, an Amendment No. 3 to Loan Agreement dated as of March 7, 2002 and an Amendment No. 4 to Loan Agreement dated as of March 29, 2002.

B. The parties desire to provide for the issuance by the Borrower of shares of its Convertible Series A Preferred Stock, par value $0.01 per share (the “Convertible Series A Preferred Stock”) having an aggregate value of $10,000,000 and its Convertible Subordinated Notes in an aggregate principal amount of up to $40,000,000 (the “Convertible Subordinated Notes”), and the future issuance of additional securities of the same nature as payment in kind of dividends and interest in respect thereto.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Section 1.1—Defined Terms. The following defined terms are hereby added to the Loan Agreement as follows:

“Convertible Series A Preferred Stock” means, collectively, (a) 10,000 shares of the Borrower’s Convertible Series A Preferred Stock, (b) the Certificate of Designation pursuant to which such shares are issued, and (c) and any shares of additional securities of the same nature issued as payment in kind of dividends in respect thereto.

“Convertible Subordinated Notes” means the Borrower’s Convertible Subordinated Notes, dated June 13, 2002 in an aggregate principal amount of $40,000,000 and any additional notes of the same nature issued as payment in kind of interest in respect thereto.

2. Section 1.1—Definition of Change in Control. The definition of “Change in Control” contained in Section 1.1 is hereby amended to add the following language to the end thereof:

“A ‘Change in Control’ shall also include a ‘Change of Control Event’ as defined in either the Convertible Subordinated Notes and the Convertible Series A Preferred Stock.”

3. Section 6.5—Distributions. Section 6.5(c) is hereby amended to delete the “and” at the end thereof. Section 6.5(d) is hereby amended to add the word “and” at the end thereof. A new Section 6.5(e) is hereby added to the Loan Agreement to read as follows:

“(e) Distributions made in pursuant to the term of the Convertible Series A Preferred Stock or the Convertible Subordinated Notes; provided, however that no such Distribution shall be made prior to the date upon which the same is due and payable (whether the same becomes due and payable by reason of its scheduled date, mandatory redemption, acceleration or otherwise, except but not by reason of any optional redemption by the Company).”

4. Section 6.8—Indebtedness. Section 6.8 is hereby amended to add a new Section 6.8(h) as follows: “(h) Indebtedness pursuant to the Convertible Subordinated Notes and the Convertible Series A Preferred Stock.”

5. Sections 6.12, 6.13, 6.14—Financial Covenants. Each of the parties hereto hereby agrees that for purposes of calculating the financial covenants set forth in Sections 6.12, 6.13 and Section 6.14, (a) “Indebtedness” shall not include any indebtedness evidenced by, or due and payable in accordance with the terms of, the Convertible Series A Preferred Stock or the Convertible Subordinated Notes, and (b) “Interest Expense” shall not include any interest or other amounts due and payable in accordance with the terms of, the Convertible Series A Preferred Stock or the Convertible Subordinated Notes. The parties also agree that the Borrower shall continue to use the consolidation method of accounting rather than the equity method, in accounting for its foreign subsidiaries.

6. Subordinated Obligations. Each of the parties hereto hereby agrees that each of the Convertible Series A Preferred Stock and the Convertible Subordinated Notes shall constitute Subordinated Obligations under the Loan Agreement and the other Loan Documents.

7. No Amendments to Documents. Borrower hereby covenants and agrees that, absent the prior written consent of the Requisite Lenders, it shall not amend, supplement or otherwise modify the terms of the Convertible Series A Preferred Stock or the Convertible Subordinated Notes.

8. Representations and Warranties. Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a) except (i) for representations and warranties which expressly relate to a particular date or which are no longer true and correct as a result of a change permitted by the Loan Agreement or the other Loan Documents or (ii) as disclosed by Borrower and approved in writing by the Requisite Lenders, after giving effect to this Amendment, each representation and warranty made by Borrower in Article 4 of the Loan Agreement is true and correct as of the date hereof as though such representations and warranties were made on and as of the date hereof (other than any representations and warranties which, by their terms, relate solely to a particular date, in which case the same were true and correct on that date); and

(b) without in any way limiting the foregoing, Borrower represents and warrants to the Administrative Agent and the Lenders that, except as set forth in clause (a) of this Section, after giving effect to this Amendment, no Default or Event of Default has occurred and remains continuing.

9. Release. As a material inducement to Bank of America to enter into this Amendment, the Borrower (and by executing its consent hereto, Korn/Ferry International Futurestep, Inc.), each hereby fully release and discharge forever Bank of America, N.A., its subsidiaries and affiliated companies, and their respective agents, employees, officers, directors, representatives, attorneys, successors and assigns (hereafter referred to collectively as the “Released Parties”), and each and all of them, from any and all liabilities, claims, actions, causes of action, charges, complaints, obligations, costs, losses, damages, injuries, attorneys’ fees, and other legal responsibilities, of any form whatsoever, whether known or unknown, unforeseen, unanticipated, unsuspected or latent, which either of them may have or hold, or have at any time heretofore have or held, arising out of or relating to the Loan Agreement, the Loan Documents, the transactions contemplated thereby or the relationship of the parties hereto arising out of the Loan Agreement or the Loan Documents prior to the effective date of this Amendment. The Borrower (and by executing its consent hereto, Korn/Ferry International Futurestep, Inc.), hereby each expressly waive all rights under Section 1542 of the California Civil Code, which reads as follows:

“Section 1542. [Certain claims not affected by general release.] A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor.”

Borrower (and by executing its consent hereto, Korn/Ferry International Future Step, Inc.) each hereby agree to indemnify and hold harmless each of the Released Parties for and against any and all costs, losses or liability, whatsoever, including reasonable attorneys’ fees arising out of the prosecution by Borrower or Korn/Ferry International Future Step, Inc., or its successors or assigns, of any action, claim or cause of actions released pursuant to this Section.

10. Conditions. This Amendment shall become effective on such date as the Administrative Agent shall have received (a) duly executed counterparts of (i) this Amendment and (ii) Korn/Ferry International Futurestep, Inc. shall have countersigned this Amendment, and (b) a Subordination Agreement in the form of the draft heretofore circulated to the parties executed by all parties thereto and attaching true, correct, complete and duly executed copies of (i) the Certificate of Designation executed in connection with the issuance of the Convertible Series A Preferred Stock, (ii) the Convertible Subordinated Notes and (iii) any other agreement, documents, certificate or other instrument executed in connection therewith, each of which shall be in full force and effect.

11. Confirmation. In all respects, the terms of the Loan Agreement and the other Loan Documents, in each case as amended hereby or by the documents referenced herein, are hereby confirmed.

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IN WITNESS WHEREOF, Borrower, the Administrative Agent and the Lenders have executed this Agreement as of the date first set forth above by their duly authorized representatives.

KORN/FERRY INTERNATIONAL, a Delaware corporation

By:	/S/ GARY D. BURNISON
Name: Gary D. Burnison
Title: Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent and sole Lender

By:	/S/ RONALD J. PARISI
Name: Ronald J. Parisi
Title: Senior Vice President

The undersigned guarantor hereby consents to the execution, delivery and performance by Borrower and the Administrative Agent of the foregoing Amendment No. 5 to Loan Agreement (“Amendment No. 5”). In connection therewith, the undersigned expressly and knowingly reaffirms its liability under each of the Loan Documents to which it is a Party and expressly agrees (a) to be and remain liable under the terms of each such Loan Document and (b) that it has no defense, offset or counterclaim whatsoever against the Administrative Agent or the Lenders with respect to any such Loan Document. The undersigned further agrees that each Loan Document to which it is a Party shall remain in full force and effect and is hereby ratified and confirmed.

The undersigned further (a) agrees that its consent is not necessary for the continued validity and enforceability of any Loan Document to which it is a Party, but is executed to induce the Administrative Agent and the Lenders to enter into the Amendment No. 5 and (b) confirms the release set forth in Section 9 of Amendment No. 5.

KORN/FERRY INTERNATIONAL FUTURESTEP, INC., a Delaware corporation

By:	/S/ PAUL C. REILLY
Name: Paul C. Reilly
Title: Chairman & Chief Executive Officer

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